Exhibit 4.4


                         THIRD AMENDMENT TO AMENDED AND
                            RESTATED CREDIT AGREEMENT


     THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 30, 2000, amends and supplements that certain Amended and Restated Credit Agreement dated as of April 30, 1999, as amended to date (the "Credit Agreement"), among BANDO MCGLOCKLIN SMALL BUSINESS LENDING CORPORATION, a Wisconsin corporation (the "Company"), the financial institutions from time to time party thereto (individually a "Lender" and collectively the "Lenders"), and FIRSTAR BANK, N.A. (as successor by merger to Firstar Bank Milwaukee, N.A.), as agent for the Lenders (in such capacity, the "Agent").

                                     RECITAL

     The Company, the Lenders and the Agent desire to amend the Credit Agreement as provided below.

                                   AGREEMENTS

     In consideration of the promises and agreements set forth in the Credit Agreement, as amended hereby, the Lenders, the Agent and the Company agree as follows:

     1. Definitions and References. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Credit Agreement. All references to the Credit Agreement contained in the Loan Documents shall, upon fulfillment of the conditions set forth in section 3 below, mean the Credit Agreement as amended by this Third Amendment.

     2. Amendments to Credit Agreement. The Credit Agreement is amended as follows:

         (a) The following definitions are added to section 1 to appear in the appropriate alphabetical sequence:

              "Eligible IRB Transaction" means a municipal, or other governmental or quasi-governmental authority, bond transaction in connection with which the Company causes to be issued a letter of credit, pursuant to section 2.1(c) hereof, to support the issuance, reissuance or remarketing of such bonds on behalf of the Company's customer in exchange for which (a) the Company enters into a contractual agreement with the customer whereby the customer agrees to reimburse the Company for any draws under such letter of credit which the Company has reimbursed, or has agreed to reimburse, to the letter of credit issuing bank and (b) as security for the customer's obligations owing to the Company, the customer grants to, or causes to be granted to, the Company, a first priority mortgage lien on the real property owned by the customer, an Afffiliate of the customer or other party related to the customer and which is the subject of the bond transaction.

              "Eligible IRB Transactions Borrowing Base Amount" means an amount equal the sum of the Eligible IRB Transaction Collateral Values for all outstanding Eligible IRB Transactions.

              "Eligible IRB Transaction Collateral Value" means, with respect to any Eligible IRB Transaction, (a) prior to any draw under the Letter of Credit issued with respect to such Eligible IRB Transaction by the bond trustee therefor for the purpose of redeeming the outstanding bonds as a result of a default thereunder, the lesser of (i) the outstanding principal balance of such bonds and (ii) an amount equal to 64% of the fair market value of the real property and equipment securing the Company's customer's obligations to the Company in connection with such Eligible IRB Transaction, as determined by an MAI appraiser acceptable to the Agent in a written appraisal which satisfies all regulatory requirements applicable to the Lenders, and (b) upon any drawing under the Letter of Credit issued with respect to such Eligible IRB Transaction by the bond trustee therefor for the purpose of redeeming the outstanding bonds as a result of a default thereunder, the lesser of (i) the outstanding principal balance of such bonds and (ii) an amount equal to 50% of the fair market value of the real property and equipment securing the Company's customer's obligations to the Company in connection with such Eligible IRB Transaction as determined by an MAI appraiser acceptable to the

     Agent in a written appraisal which satisfies all regulatory requirements applicable to the Lenders; provided, however, that in each circumstance in which such fair market value exceeds $1,000,000, such appraisal shall be reviewed by the Agent and if the Agent, in its reasonable judgment, determines that the value of such real property and equipment is less than the amount shown in the applicable appraisal, then the value for purposes of subsections (a)(ii) or (b)(ii) hereof, as the case may be, shall be such lesser amount determined by the Agent.

         (b) The definition of "Borrowing Base Amount" contained in section 1 is amended to read as follows:

              "Borrowing Base Amount" means, on each date of determination, an amount equal to the sum of:

                   (a) the Owner-Occupied Real Estate Loan Borrowing Base
          Amount;

                   (b) the Leased Real Estate Borrowing Base Amount;

                   (c) the lesser of (i) 80% of the Applicable Percentage of the outstanding principal balances of Eligible Construction Loans and (ii) $5,000,000;

                   (d) 80% of Eligible Construction Costs;

                   (e) the Transferred Loan Borrowing Base Amount; and

                   (f) the Eligible IRB Transactions Borrowing Base Amount.

         (c) The definition of "Maturity Date" contained in section 1 is amended by deleting "June 30, 2000" contained therein and substituting "June 29, 2001" in its place.

         (d)  Section 6.13 is amended to read as follows:

              6.13 Net Earnings. Permit Net Earnings for any fiscal quarter of the Company to be less than $1.

         (e) The Company and the Lenders acknowledge that in connection with the execution of this Third Amendment LaSalle Bank National Association shall increase its Revolving Loan Commitment by $5 million and Firstar Bank, N.A. shall decrease its Revolving Loan Commitment by $5 million. The Company and the Lenders further acknowledge and agree that the new Percentages and Revolving Loan Commitments of each Lender are as set forth next to each Lender's signature to this Third Amendment.

         (f) Exhibits A and D attached hereto shall be deemed to be exhibits to the Credit Agreement and shall replace their predecessors attached thereto.

     3. Effectiveness of Third Amendment. This Third Amendment shall become effective upon its execution and delivery by the Company, the Lenders and the Agent and satisfaction of the following conditions:

         (a) Replacement Notes. The Agent shall have received for each Lender a promissory note of the Company in the form of Exhibit A attached hereto, appropriately completed, payable to each respective Lender, in the full amount of such Lender's Revolving Loan Commitment (collectively, the "Replacement Notes").

         (b) New Mortgages. The Agent shall have received mortgages, duly executed by the Company, covering all real property of the Company to be included in the Leased Real Estate Borrowing Base Amount and not already subject to a mortgage in favor of the Agent, for the benefit of the Lenders, if any.

         (c) Closing Certificate of the Company. The Agent shall have received copies for each of the Lenders, certified by the Secretary of the Company to be true and correct and in full force and effect, of (i) a statement to the effect that the Articles of Incorporation and By-Laws of the Company delivered to the Lenders on April 30, 1999 have not been amended since that date and remain in full force and effect as of the date hereof; (ii) resolutions of the Board of Directors of the Company authorizing the issuance, execution and delivery of this Third

Amendment and the Replacement Notes; and (iii) a statement containing the names and titles of the officer or officers of the Company authorized to sign such documents, together with true signatures of such officers.

         (d) Reaffirmation of Guaranty. The Agent shall have received a reaffirmation of guaranty duly executed by the Guarantor in form and substance satisfactory to the Agent pursuant to which the Guarantor reaffirms its obligations to the Lenders and the Agent..

         (e) Amendment to Collateral Custodian Agreement. The Agent shall have received an amendment to the Collateral Custodian Agreement, in form and substance reasonably satisfactory to the Agent, duly executed by the Company, the Agent and the Collateral Custodian.

         (f) Proceedings Satisfactory. All other proceedings contemplated by this Third Amendment shall be satisfactory to the Lenders and the Agent, and the Lenders and the Agent shall have received such other information relating hereto as the Lenders or the Agent may reasonably request.

     4. Representations and Warranties. The Company represents and warrants to the Lenders and the Agent that:

         (a) The execution and delivery of this Third Amendment, the Replacement Notes and related documents, and the performance by the Company of its obligations thereunder, are within its corporate power, have been duly authorized by proper corporate action on the part of the Company, are not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the Articles of Incorporation or By-Laws of the Company or the terms of any agreement, restriction or undertaking to which the Company is a party or by which it is bound, and do not require the approval or consent of the shareholders of the Company, any governmental body, agency or authority or any other person or entity; and

         (b) The representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date of this Third Amendment except (i) the representations and warranties contained in section 3.3 of the Credit Agreement shall apply to the most recent financial statements delivered by the Company to the Lenders pursuant to sections 5.1 and 5.2 of the Credit Agreement and (ii) for changes contemplated or permitted by the Loan

Documents and, to the Company's knowledge, no condition exists or event or act has occurred that, with or without the giving of notice or the passage of time, would constitute an Event of Default under the Credit Agreement.

     5. Costs and Expenses. The Company agrees to pay to the Agent, on demand, all costs and expenses (including reasonable attorneys' fees) paid or incurred by the Agent in connection with the negotiation, execution and delivery of this Third Amendment.

     6. Full Force and Effect. The Credit Agreement, as amended hereby, remains in full force and effect.

     7. Counterparts. This Third Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Third Amendment by signing any such counterpart.

           [Intentionally Left Blank, Signatures Appear on Next Page]

                                            BANDO MCGLOCKLIN SMALL BUSINESS
                                            LENDING CORPORATION


                                            BY_____________________________
                                                 Its___________________________
Revolving Loan
  Commitment       Percentage
--------------     ----------
                                            FIRSTAR BANK, N.A., (formerly known
$25,000,000        33.3333333%              as Firstar Bank Milwaukee, N.A.), as
                                            the Agent and a Lender


                                            BY_____________________________
                                                 Its___________________________


                                            U.S. BANK NATIONAL ASSOCIATION
$25,000,000        33.3333333%              (formerly known as First Bank
                                            National Association)


                                            BY_____________________________
                                                 Its___________________________


                                            LASALLE BANK NATIONAL
$15,000,000        20.0000000%              ASSOCIATION (formerly known
                                            as LaSalle National Bank)


                                            BY_____________________________
                                                 Its___________________________


$10,000,000        13.3333334%              M&I MARSHALL & ILSLEY BANK
-----------       -----------

                                            BY_____________________________
                                                 Its___________________________


$75,000,000       100.0000000%              BY_____________________________
===========       ===========                    Its___________________________

                                    EXHIBIT A


                             FORM OF PROMISSORY NOTE


$___________                                                       June 30, 2000


     FOR VALUE RECEIVED, the undersigned, BANDO MCGLOCKLIN SMALL BUSINESS LENDING CORPORATION, a Wisconsin corporation (the "Company"), hereby promises to pay to the order of __________________ (the "Lender") the principal sum of _________ Dollars ($___________) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Company pursuant to the Amended and Restated Credit Agreement, dated as of April 30, 1999 (such Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being hereinafter called the "Credit Agreement"), among the Company, the Lender, the other financial institutions parties thereto and Firstar Bank, N.A. (as successor by merger to Firstar Bank Milwaukee, N.A.), as agent for the Lenders, on the dates and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Revolving Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

     The Lender is authorized to endorse the amount and the date on which each Revolving Loan is made, the maturity date therefor and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Promissory Note (the "Note").

     This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     This Note replaces that certain Note dated as of April 28, 2000, in the stated principal amount of $___________ from the undersigned to the Lender, and the undersigned acknowledges and agrees that the indebtedness incurred thereunder has not been extinguished and that no novation has occurred.

     Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Wisconsin applicable to contracts made and to be performed entirely within such State.


                                          BANDO MCGLOCKLIN SMALL BUSINESS
                                          LENDING CORPORATION

                                          BY______________________________
                                               Title:__________________________

                                                              Schedule A to Note



                BASE RATE LOANS AND REPAYMENT OF BASE RATE LOANS



                                  (3)
                  (2)           Maturity              (4)
               Amount of         Date of           Amount of           (5)
   (1)           Base             Base               Rate            Notation
  Date         Rate Loan        Rate Loan         Loan Repaid        Made By
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
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                                       3

                                                    Schedule B to Revolving Note


                        LIBOR RATE LOANS AND REPAYMENT OF
                                LIBOR RATE LOANS


                                  (3)
                  (2)           Maturity              (4)
               Amount of         Date of           Amount of           (5)
   (1)           Base             Base               Rate            Notation
  Date         Rate Loan        Rate Loan         Loan Repaid        Made By
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
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--------      -----------      -----------       -------------      ----------
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--------      -----------      -----------       -------------      ----------
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--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
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--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------

                                    EXHIBIT D

               BANDO MCGLOCKLIN SMALL BUSINESS LENDING CORPORATION
                           BORROWING BASE CERTIFICATE

                                             Financial
                                             Statement Date: ____________, _____

To: Firstar Bank, N.A. (as successor by merger to Firstar Bank Milwaukee, N.A., as Agent for the Lenders party to the Amended and Restated Credit Agreement dated as of April 30, 1999 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among Bando McGlocklin Small Business Lending Corporation, certain Lenders which are signatories thereto and Firstar Bank, N.A., as Agent

Ladies and Gentlemen:

     1. Attached as Schedule 1 hereto are (a) a true and correct copy of the unaudited consolidated and consolidating balance sheet of the Company and its consolidated Subsidiaries as of the end of the month ended ___________, ______ and (b) the related unaudited consolidated and consolidating statement of income and the related consolidated statements of shareholders' equity, and cash flows for the period commencing on the first day of the fiscal year and ending on the last day of such month, setting forth in each case in comparative form the figures for the previous year, and certified by a Responsible Officer that such financial statements were prepared in accordance with GAAP (subject only to ordinary, good faith year-end audit adjustments and the absence of footnotes) and fairly present, in all material respects, the financial position and the results of operations of the Company and its consolidated Subsidiaries.

     2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and conditions (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

     3. To the best of the undersigned's knowledge, the Company, during such period, has observed, performed or satisfied all of its covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by the Company, and the undersigned has no knowledge of any Default or Event of Default.

     4. The following Borrowing Base Amount analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _________________, _____.

                                         BANDO MCGLOCKLIN SMALL BUSINESS
                                         LENDING CORPORATION

                                         BY
                                           -------------------------------------
                                              Title:
                                                    ----------------------------

                               [NOTE: SAMPLE ONLY]

                                   SCHEDULE 2
                       (to the Borrowing Base Certificate)
                             As of __________, ____

1.   Owner-Occupied Real Estate Loan Borrowing Base Amount:

     (a)  Eligible Owner-Occupied Real Estate Loans that are not Nonperforming
          Loans:

          (i)   Outstanding principal balance:           $_________

          (ii)  Established Value of the real
                property securing such Loans:            $_________

                            X   .64

          Subtotal   =                                                $_________

          (iii) Lesser of (i) and Subtotal in (ii)                    $_________

     (b)  Eligible Owner-Occupied Real Estate Loans that are Nonperforming:

          (i)   Outstanding principal balance:           $_________

          (ii)  Established Value of the real
                property securing such Loans:            $_________

                            X   .50

          Subtotal   =                                                $_________

          (iii) Lesser of (i) and Subtotal in (ii)                    $_________

     (c)  Total: [sum of (a)(iii) and (b)(iii)]                       $_________

     (d)  Total Outstanding Principal Balance of
          Eligible Owner-Occupied Real Estate
          Loans [sum of (a)(i) and (b)(i)]                            $_________

     (e)  divided by 1.10 =                                           $_________

     (f)  Owner-Occupied Real Estate Loan Borrowing
          Base Amount [lesser of (e) and (c)]                         $_________

2.   Leased Real Estate Borrowing Base Amount:

     (a)  Eligible Leased Real Estate that are not Nonperforming Leases:

          (i)   Established Value of such Eligible
                Leased Real Estate:                                   $_________

                            X   .80

          (ii)  Subtotal   =                                          $_________

     (b)  Eligible Leased Real Estate that are Nonperforming Leases:

          (i)   Established Value of such Eligible
                Leased Real Estate:                                   $_________

                            X   .50

          (ii)  Subtotal   =                                          $_________

     (c)  Subtotal: [sum of (a)(ii) and (b)(ii)]                      $_________

     (d)  Leased Real Estate Borrowing Base Amount
          [Lesser of (c) and $40,000,000]                             $_________

3.   Eligible Construction Loans:

     (a)  Outstanding principal balance:                              $_________

                            X   .80

          Subtotal   =                                                $_________

     (b)  Total [Lesser of Subtotal in (a) and $5,000,000]            $_________

4.   Eligible Construction Costs:

     (a)  Total construction costs (less the
          aggregate amount of Soft Costs in excess
          of 5% of total construction costs)                          $_________

                            X   .80

     (b)  Total                                                       $_________

5.   Transferred Loan Borrowing Base Amount:

     (a) Transferred Loans for which Certificates of Participation issued under the Indenture remain outstanding:

          (i)   Outstanding principal balance:           $_________

          (ii)  Fair market value of the real property
                and equipment securing such Loans        $_________

                            X   .64

          Subtotal   =                         $_________

          (iii) Lesser of (i) and Subtotal in (ii)                    $_________

     (b) Transferred Loans for which Certificates of Participation issued under the Indenture no longer remain outstanding:

          (i)   Outstanding principal balance:           $_________

          (ii)  Fair market value of the real property
                and equipment securing such Loans        $_________

                            X   .50

          Subtotal   =                         $_________

          (iii) Lesser of (i) and Subtotal in (ii)                    $_________

     (c)  Transferred Loan Borrowing Base Amount
          [Sum of (a)(iii) and (b)(iii)]                              $_________

6.   Eligible IRB Transactions Borrowing Base Amount:

     (a) Eligible IRB Transactions for which the underlying bonds have not been redeemed as a result of a default thereunder:

          (i)   Outstanding principal balance:           $_________

          (ii)  Fair market value of the real
                property and equipment securing
                such Eligible IRB Transactions           $_________

                            X   .64

          Subtotal   =                         $_________

          (iii) Lesser of (i) and Subtotal in (ii)                    $_________

     (b) Eligible IRB Transactions for which the underlying bonds have been redeemed as a result of default thereunder:

          (i)   Outstanding principal balance:           $_________

          (ii)  Fair market value of the real
                property and equipment securing
                such Eligible IRB Transactions           $_________

                            X   .50

          Subtotal   =                         $_________

          (iii) Lesser of (i) and Subtotal in (ii)                    $_________

     (c)  Eligible IRB Transactions Borrowing Base
          Amount   [Sum of (a)(iii) and (b)(iii)]                     $_________

7.   Borrowing Base Amount [Sum of 1(f),
     2(d), 3(b), 4(b), 5(c) and 6(c)]                                 $_________

8.   Total Commercial Paper Outstanding                               $_________

9.   Total Revolving Loans Outstanding (including                     $_________
     Swing Line Loans and the face amount of
     outstanding Letters of Credit)

10.  Total Credit Outstanding [sum of 8 and 9]                        $_________

11.  Excess Availability (Overadvance) [7 minus 10]                   $_________



                                        7